UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MARVELL TECHNOLOGY GROUP LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF

SHAREHOLDERS OF MARVELL TECHNOLOGY GROUP LTD. TO BE HELD ON

THURSDAY, JULY 23, 2020.

On May 28, 2020, Marvell Technology Group Ltd. (“Marvell”), a Bermuda company, filed a notice of meeting and definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its 2020 Annual General Meeting of Shareholders to be held on July 23, 2020 (the “2020 Annual Meeting”). This supplement to the Proxy Statement (this “Notice”) is being filed with the SEC and is being made available to shareholders on or about July 13, 2020. This Notice should be read in conjunction with the Proxy Statement.

NOTICE OF CHANGE TO A VIRTUAL MEETING FORMAT

FOR THE 2020 ANNUAL MEETING

The 2020 Annual Meeting of MARVELL TECHNOLOGY GROUP LTD., will be held as follows:

When:	Where:
July 23, 2020 1:00 p.m. Pacific Time	Online at www.virtualshareholdermeeting.com/MRVL2020

Due to the public health impact of the coronavirus (“COVID-19”) pandemic and to protect the health and well-being of Marvell’s shareholders (“Shareholders”) and employees, Marvell has changed the format of its 2020 Annual Meeting to a virtual only meeting. Individuals will not be able to attend the 2020 Annual Meeting in person. As described in the proxy materials for the 2020 Annual Meeting, Shareholders of record at the close of business on May 15, 2020 are entitled to participate in and vote at the 2020 Annual Meeting.

Access and Log-In Instructions for Virtual 2020 Annual Meeting

To be admitted to the 2020 Annual Meeting, go to www.virtualshareholdermeeting.com/MRVL2020 and enter the 16-digit control number on your notice of internet availability of proxy materials, voting instruction card or proxy card previously distributed to you. Online access to the 2020 Annual Meeting will open at 12:45 p.m. Pacific Time to allow time for you to log-in prior to the start of the live audio webcast of the 2020 Annual Meeting at 1:00 p.m. Pacific Time.

The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should ensure that they allow sufficient time prior to the start of the meeting to log-in and confirm they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page.

It is important that you read the proxy materials that were previously distributed, and we strongly encourage you to vote in advance of the 2020 Annual Meeting, even if you are planning to log in and attend through the internet. The proxy card, notice of internet availability of proxy materials and/or voting instruction card included with the previously distributed proxy materials will not be revised to reflect this announcement and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. If you have already voted, you do not need to take any further voting action because of this announcement.

Questions and Rules of Conduct for Virtual 2020 Annual Meeting

During the 2020 Annual Meeting, Shareholders will have the opportunity to submit questions by following the instructions available on the virtual meeting website. Additional information regarding the 2020 Annual Meeting will be set forth in the general rules of conduct for the meeting, which can be viewed during the 2020 Annual Meeting at the virtual meeting website.

Technical Malfunctions or Other Interruptions

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the 2020 Annual Meeting to satisfy the requirements for an annual general meeting of Shareholders under the Bermuda Companies Act 1981, or that otherwise makes it advisable to adjourn the 2020 Annual Meeting, the chair of the 2020 Annual Meeting will convene the meeting at 2:00 p.m. Pacific Time on the date specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at investor.marvell.com.

Whether or not you plan to attend the 2020 Annual Meeting, Marvell urges its Shareholders to vote and submit their proxies in advance of the 2020 Annual Meeting by one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Mitchell Gaynor

Mitchell Gaynor

Chief Administration and Legal Officer and Secretary

Santa Clara, California

July 13, 2020